Exhibit (e)(1)(vi)

Schedule A

ALLIANZ FUNDS MULTI-STRATEGY TRUST

Separate Investment Portfolios

Revised as of December 27, 2010

Fund Name

Allianz AGIC Convertible Fund

Allianz AGIC Emerging Growth Fund

Allianz AGIC Focused Opportunity Fund

Allianz AGIC High Yield Bond Fund

Allianz AGIC International Growth Fund

Allianz AGIC International Growth Opportunities Fund

Allianz AGIC Micro Cap Fund

Allianz AGIC Small to Mid Cap Growth Fund

Allianz AGIC Ultra Micro Cap Fund

Allianz NFJ Global Dividend Value Fund

Allianz Global Investors Solutions 2015 Fund

Allianz Global Investors Solutions 2020 Fund

Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund

Allianz Global Investors Solutions 2050 Fund

Allianz Global Investors Solutions Global Core Allocation Fund

Allianz Global Investors Solutions Growth Allocation Fund

Allianz Global Investors Solutions Retirement Income Fund

Allianz RCM All Horizons Fund

Allianz RCM China Equity Fund

Allianz RCM Disciplined Equity Fund

Allianz RCM Global EcoTrendsSM Fund

Allianz RCM Global Water Fund

Allianz RCM International Opportunities Fund

Allianz RCM Redwood Fund

[Signature page follows.]

[Schedule A to Distribution Contract]

Exhibit (e)(1)(vi)

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ E. Blake Moore, Jr.
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Steven B Plump
Name:	Steven B Plump
Title:	Managing Director

[Schedule A to Distribution Contract – Signature Page]